UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

Conolog Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	08-8174	22-1847286
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Columbia Road, Somerville, New Jersey	08876
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (908) 722-8081

n/a
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, Conolog Corporation (the “Company”) received notice from the Listing Qualifications Staff of the NASDAQ Stock Market (“NASDAQ”) indicating that the Company had failed to regain compliance with NASDAQ Listing Rule 5550(b), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity (the “Rule”), and that, accordingly, the Company’s common stock was subject to a delistingfrom NASDAQ. In accordance with Listing Rule 5800, the Company requested a hearing before the NASDAQ Listing Qualifications Panel, which ultimately granted the Company an extension through January 31, 2011, to evidence compliance with the Rule. The Company did not timely regain compliance with the Rule, however. Accordingly, on January 31, 2011, NASDAQ notified the Company that its common stock will be delisted from The NASDAQ Capital Market and that trading of its common stock will be suspended, effective with the open of business on February 2, 2011. The Company anticipates that its securities will trade on the OTCQB under the symbol “CNLG” upon the suspension of trading on NASDAQ. The Company intends to continue to file periodic reports with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

The Company’s press release dated February 1, 2011, announcing the suspension of trading and delisting of its common stock from The NASDAQ Capital Market has been filed with this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated February 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

By: /s/ Marc Benou
Marc Benou
President

Dated: February 2, 2011